EXHIBIT 5.1
                            GRAUBARD MOLLEN & MILLER
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016


                                                   December 9, 1998


Global Telecommunication Solutions, Inc.
10 Stow Road, Suite 200
Marlton, New Jersey  08053

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 ("Registration Statement") filed by Global Telecommunication Solutions, Inc. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 3,528,590 shares of common stock, par value $.01 per share ("Common Stock"), including (i) 2,870,019 shares of Common Stock currently issued and outstanding and owned by certain persons listed in the Registration Statement as Selling Securityholders ("Selling Securityholders") and (ii) 658,571 shares of Common Stock to be issued by the Company to certain of the Selling Securityholders upon exercise of Common Stock purchase warrants ("Warrants") issued by the Company.

                  We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

                  Based upon the foregoing, it is our opinion that (i) the shares of Common Stock currently outstanding and owned by certain of the Selling Securityholders and being registered on the Registration Statement have been duly authorized and legally issued, and are fully paid and non-assessable and
(ii) the shares of Common Stock being registered on the Registration Statement to be issued by the Company to certain of the Selling Securityholders upon exercise of the Warrants have been duly authorized and, when sold to the Selling Securityholders and paid for in the manner provided in the Registration Statement and the various agreements and instruments governing the Warrants of the Selling Securityholders and the Company, will be legally issued, fully paid and non-assessable.

                  In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock have been or, prior to their issuance, will be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

                                Very truly yours,

                               /s/ Graubard Mollen & Miller
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                                GRAUBARD MOLLEN & MILLER